Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Quarterly Report on Form 10-Q/A of Cytomedix, Inc. (the “Company”) for the fiscal period ended June 30, 2010 (the “Report”), I, Andrew S. Maslan, Chief Financial Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Andrew S. Maslan
Andrew S. Maslan
Chief Financial Officer
Date:  January 7, 2011

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.